Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

Statement of Eligibility Under the

Trust Indenture Act of 1939 of a Corporation

Designated to Act as Trustee

Check if an application to determine eligibility of a trustee pursuant to section 305(b)(2) ☐

SunTrust Bank

(Exact name of trustee as specified in its charter)

Georgia	58-0466330
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

303 Peachtree Street

Suite 300

Atlanta, Georgia 30308

(Address of principal executive offices, including zip code)

Patricia A. Welling

First Vice President

SunTrust Bank

Corporate Trust HDQ 5310

919 East Main Street

Richmond, Virginia 23219

(804) 782-5170

(Name, address and telephone number of agent for service)

Exide Technologies

(Exact name of obligor as specified in its charter)

Delaware	23-0552730
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13000 Deerfield Parkway

Building 200

Alpharetta, Georgia 30004

(Address of principal executive offices, including zip code)

Floating Rate Convertible Senior Subordinated Notes due 2013

(Title of indenture securities)

1.	General information.

Furnish	the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

DEPARTMENT OF BANKING AND FINANCE,

STATE OF GEORGIA

2990 BRANDYWINE ROAD, SUITE 200

ATLANTA, GEORGIA 30341-5565

FEDERAL RESERVE BANK OF ATLANTA

1000 PEACHTREE STREET N.E.

ATLANTA, GEORGIA 30309-4470

FEDERAL DEPOSIT INSURANCE CORPORATION

550 17TH STREET N.W.

WASHINGTON, D.C. 20429-9990

(b)	Whether it is authorized to exercise corporate trust powers.

YES.

2.	Affiliations with obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

NONE.

3-12.	NO RESPONSES ARE INCLUDED FOR ITEMS 3 THROUGH 12. RESPONSES TO THOSE ITEMS ARE NOT REQUIRED BECAUSE, AS PROVIDED IN GENERAL INSTRUCTION B AND AS SET FORTH IN ITEMS 13(a) AND 13(b) BELOW, THE OBLIGOR IS NOT IN DEFAULT ON ANY SECURITIES ISSUED UNDER INDENTURES UNDER WHICH SUNTRUST BANK IS A TRUSTEE.

13.	Defaults by the Obligor.

(a)	State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

THERE IS NOT AND HAS NOT BEEN ANY DEFAULT UNDER THIS INDENTURE.

(b)	If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

THERE HAS NOT BEEN ANY SUCH DEFAULT.

14-15.	NO RESPONSES ARE INCLUDED FOR ITEMS 14 AND 15. RESPONSES TO THOSE ITEMS ARE NOT REQUIRED BECAUSE, AS PROVIDED IN GENERAL INSTRUCTION B AND AS SET FORTH IN ITEMS 13(a) AND 13(b) ABOVE, THE OBLIGOR IS NOT IN DEFAULT ON ANY SECURITIES ISSUED UNDER INDENTURES UNDER WHICH SUNTRUST BANK IS A TRUSTEE.

16.	List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Securities and Exchange Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended.

(1)	A copy of the Articles of Amendment and Restated Articles of Incorporation of the trustee as now in effect (Exhibit 1 to Form T-1 filed as Exhibit 25.1 to Registration No. 333-121977 filed by Boston Private Financial Holdings, Inc.).

(2)	A copy of the certificate of authority of the trustee to commence business (Exhibit 2 and 3 to Form T-1 filed as Exhibit 25.1 to Registration No. 333-121977 filed by Boston Private Financial Holdings, Inc.).

(3)	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 2 and 3 to Form T-1 filed as Exhibit 25.1 to Registration No. 333-121977 filed by Boston Private Financial Holdings, Inc.).

(4)	A copy of the existing by-laws of the trustee as now in effect.

(5)	Not applicable.

(6)	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

(7)	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on March 31, 2005.

(8)	Not applicable.

(9)	Not applicable.

Signature

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Richmond and the Commonwealth of Virginia, on the 22nd day of June, 2005.

SunTrust Bank

By:	/S/ PATRICIA A. WELLING
Patricia A. Welling
First Vice President

Exhibit 1 to Form T-1

ARTICLES OF INCORPORATION

OF

SUNTRUST BANK

(Incorporated by reference to Exhibit 1 to Form T-1

filed as Exhibit 25.1 to Registration No. 333-121977

filed by Boston Private Financial Holdings, Inc.)

Exhibit 2 to Form T-1

CERTIFICATE OF AUTHORITY

OF

SUNTRUST BANK TO COMMENCE BUSINESS

(Incorporated by reference to Exhibit 2 and 3 to Form T-1

filed as Exhibit 25.1 to Registration No. 333-121977

filed by Boston Private Financial Holdings, Inc.)

Exhibit 3 to Form T-1

AUTHORIZATION

OF

SUNTRUST BANK TO EXERCISE

CORPORATE TRUST POWERS

(Incorporated by reference to Exhibit 2 and 3 to Form T-1

filed as Exhibit 25.1 to Registration No. 333-121977

filed by Boston Private Financial Holdings, Inc.)

Exhibit 4 to Form T-1

SUNTRUST BANK

BYLAWS

(As Amended and Restated April 19, 2005)

ARTICLE I

SHAREHOLDERS

SECTION 1. Annual Meeting. The annual meeting of the shareholder for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, on such date and at such time as the Board of Directors may by resolution provide. If the Board of Directors fails to provide such date and time, the meeting shall be held at the Bank’s headquarters at 10:00 AM local time on the third Tuesday in April of each year, or, if that date is a legal holiday, on the next succeeding business day. The Board of Directors may specify by resolution prior to any special meeting of the shareholder that such meeting shall be in lieu of the annual meeting.

SECTION 2. Special Meeting; Call of Meetings. Special meetings of the shareholder may be called at any time by the Chairman of the Board, the President, or the Board itself, and shall be held at such place as is stated in the notice.

ARTICLE II

DIRECTORS

SECTION 1. Board of Directors. The Board of Directors shall manage the business and affairs of the Bank and may exercise all of the powers of the Bank, subject to whatever restrictions are imposed by law.

SECTION 2. Composition of the Board. The Board of Directors of the Bank shall consist of not less than ten (10) nor more than twenty (20) natural persons, the exact number to be set from time to time by the Board of Directors. In the absence of the Board setting the number of Directors, the number shall be sixteen (16). Each Director, unless he or she dies, resigns, retires or is removed from office, shall hold office until the next annual meeting of the shareholder, and may be reelected for successive terms.

SECTION 3. Election of Directors. Nominations for election to the Board of Directors may be made by the Board, or by the Bank’s shareholder. Nominations shall specify the class of Directors to which each person is nominated.

SECTION 4. Vacancies. Vacancies resulting from retirement, resignation, removal from office (with or without cause), death or an increase in the number of Directors comprising the

Board, shall be filled by the Board of Directors. Any Director so elected shall hold office until the next annual meeting of the shareholder. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

SECTION 5. Retirement. Each Director serving as an officer or employee of SunTrust Banks, Inc. or any of its direct or indirect subsidiaries shall cease to be a Director on the date of the annual meeting of shareholders of SunTrust Banks, Inc. coinciding with or first following the date of the first to occur while serving as a Director of (a) such Director’s 65th birthday, (b) the date of his termination of employment, (c) the date of his resignation from employment, or (d) the date of his retirement from employment. Each Director who is not an officer or employee of SunTrust Banks, Inc. or any of its direct or indirect subsidiaries shall cease to be a Director on the date of the annual meeting of shareholders of SunTrust Banks, Inc. coinciding with or first following such Director’s 70th birthday.

SECTION 6. Removal. Any or all Directors may be removed from office at any time with or without cause, by the affirmative vote of the shareholder.

SECTION 7. Resignations. Any Director may resign at any time by giving written notice to the Chairman of the Board, the President or the Corporate Secretary. Such resignation shall take effect when delivered unless the notice specifies a later effective date, and the acceptance of the resignation shall not be necessary to make it effective, unless otherwise stated in the resignation.

ARTICLE III

ACTION OF THE BOARD OF DIRECTORS; COMMTTEES

SECTION I. Quorum; Vote Requirement. A majority of the Directors holding office shall constitute a quorum for the transaction of the Board’s business. If a quorum is present, a vote of a majority of the Directors present at such time shall be the act of the Board of Directors, unless a greater vote is required by law, the Articles of Incorporation or these Bylaws.

SECTION 2. Executive Committee. An Executive Committee, consisting of not less than four (4) Directors, is hereby established. The members of the Executive Committee shall be elected by the Board at its meeting immediately following the annual shareholder’s meeting, or at such other time as the Board determines to be appropriate. The Executive Committee shall have and may exercise all the authority of the Board as permitted by law. In addition, the Executive Committee shall serve as the Nominating Committee and shall have the power to recommend candidates for election to the Board and consider other issues related to the size and composition of the Board. The Board shall elect the Chairman of the Executive Committee, who shall be entitled to preside at all meetings of the Executive Committee and perform such other duties as may be designated by the Committee. The Executive Committee shall exercise oversight for the Bank’s fiduciary actions and duties.

SECTION 3. Audit Committee. An Audit Committee, consisting of not less than four (4) Directors, is hereby established. No Director who is an officer of the Bank or any affiliate shall be a member of the Audit Committee. The members of the Audit Committee shall be elected by the Board at its meeting immediately following the annual shareholder’s meeting, or at such other time as the Board determines to be appropriate. The Audit Committee shall require that an audit of the books and records of the affairs of the Bank be made at such time or times as the members of the Audit Committee choose, and shall review the scope of the audit and approve of any non-audit services to be performed for the Bank by the independent accountants. The Audit Committee shall also review examination reports by the independent accountants and regulatory agencies; review credit issues, loan policies and procedures, the classification of loans and the adequacy of the allowance for loan losses; monitor the credit process review function; review the Bank’s CRA policy, plans and performance; review internal programs to assure compliance with laws and regulations and the adequacy of internal controls. The Board shall elect the Chairman of the Audit Committee who shall be entitled to preside at all meetings of the Committee and perform such other duties as may be designated by the Committee.

SECTION 4. Other Committees. The Board of Directors may designate one or more other committees, each consisting of one or more Directors, and each of which, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all authority of the Board of Directors.

SECTION 5. Committee Meetings. Regular meetings of each committee, of which no notice is necessary, shall be held at such times and places as fixed, from time to time, by resolution adopted by the committee. Special meetings of any committee may be called at any time by the Chairman of the Board or the President, by the Chairman of such committee or by two members of the committee. Notice of any special meeting of any committee may be given in the manner provided in the Bylaws for giving notice of a special meeting of the Board of Directors. However, notice of any special meeting need not be given to any member of the committee who is present at the meeting or who, before or after the meeting, waives notice in writing (including telegram, cablegram, facsimile, or radiogram). Any regular or special meeting of any committee shall be a legal meeting, without any notice being given, if all the members are present. A majority of the members of any committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the committee.

SECTION 6. Committee Records. Each committee shall keep a record of its acts and proceedings and shall report them from time to time to the Board of Directors.

SECTION 7. Alternate Members; Vacancies. The Board of Directors may designate one or more Directors as alternate members of any committee, to act in the place and stead of one or more members who are absent from such committee. The Board of Directors may fill any vacancy or vacancies occurring in any committee.

SECTION 8. Place, Time, Notice and Call of Directors’ Meetings. The annual meeting of the Board of Directors shall be held each year immediately following the annual meeting of the shareholder or at such other time and place as the Chairman of the Board may designate. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors may determine from time to time. Regular meetings of the Board of Directors may be held without notice. Special meetings of the Board of Directors shall be held upon notice of the date, time and place of the meeting as given to each Director orally, by telephone or in person, or in writing, by personal delivery or by mail, telegram, facsimile, or cablegram. Notice of special meetings shall be given no later than the day before the meeting, except that notice of a special meeting need not be given to any Director who signs and delivers to the Bank, either before or after the meeting, a waiver of notice. Attendance of a Director at a Board meeting shall constitute a waiver of notice of that meeting, as well as a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Director states, at the beginning of the meeting (or promptly upon his or her arrival), any such objection or objections to the transaction of business and thereafter does not vote for or assent to action taken at the meeting. The business to be transacted at, and the purpose of, any regular or special meeting of the Board of Directors need not be specified in the notice or waiver of notice of the meeting unless required by law or these Bylaws.

A majority of the Directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. No notice of any adjourned meeting need be given. Meetings of the Board of Directors may be called by the Chairman of the Board, the President or any two Directors.

SECTION 9. Action by Directors Without a Meeting; Participation in Meeting by Telephone. Except as limited by law, any action to be taken at a meeting of the Board, or by any committee of the Board, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the members of the Board or such Committee and shall be filed with the minutes of the proceedings of the Board or such committee. Such written consent shall have the same force and effect as a unanimous vote of the Board or such committee and any document executed on behalf of the Corporation may recite that the action was duly taken at a meeting of the Board or such committee.

Participation at Board and committee meetings may occur by conference telephone or similar communication equipment so long as all persons participating in the meeting can hear and speak to one other, and such participation shall constitute personal presence at the meeting.

SECTION 10. Directors’ Compensation. The Board of Directors shall have authority to determine, from time to time, the amount of compensation paid to its members for attendance at meetings of, or services on, the Board or any committee thereof. The Board shall also have the power to reimburse Directors for reasonable expenses of attendance at Directors’ meetings and committee meetings.

ARTICLE IV

OFFICERS

SECTION 1. Executive Structure. The Board of Directors shall elect a Chairman of the Board, President, Chief Financial Officer, Corporate Secretary and Treasurer, and may elect one or more Vice Chairmen and Executive Vice Presidents as the Board of Directors may deem necessary. The Board of Directors shall designate a Chief Executive Officer from among these officers. The Chief Executive Officer shall designate duties of each designated officer and may appoint assistant officers, to assist one or more of the designated officers in discharging their duties. Titles of the assistant officers will be designated by the Chief Executive Officer as he or she deems appropriate. The Chief Executive Officer may also appoint other officers and may delegate the authority to appoint officers to other officers of the Bank. The local or regional boards or the local or regional chief executive officers or their designees may appoint officers of SunTrust Bank. Each officer elected by the Board and each officer appointed by the Chief Executive Officer or his or her designee shall serve until the next annual meeting of the Board, or until he or she earlier resigns, retires, dies or is removed from office. Any two or more offices may be held by the same person.

SECTION 2. Chief Executive Officer. The Chief Executive Officer shall be the most senior officer of the Bank and all other officers and agents of the Bank shall be subject to his or her direction. He or she shall be accountable to the Board of Directors for the fulfillment of his or her duties and responsibilities and, in the performance and exercise of all such duties, responsibilities and powers, he or she shall be subject to the supervision and direction of, and any limitations imposed by, the Board of Directors. The Chief Executive Officer shall be responsible for interpretation and implementation of the policies of the Bank as determined and specified from time to time by the Board of Directors, and shall be responsible for the general management and direction of the business and affairs of the Bank. For the purpose of fulfilling his or her duties and responsibilities and subject to these Bylaws and the direction of the Board, the Chief Executive Officer shall have plenary authorities and powers, including general executive powers, the authority to delegate and assign duties, responsibilities and authorities, and, in the name of the Bank and on its behalf, the authority to negotiate and make any agreements, waivers or commitments that do not require the express approval of the Board.

SECTION 3. Chairman of the Board. The Chairman shall be a member of the Board of Directors and shall be entitled to preside at all meetings of the Board.

SECTION 4. President. The President shall have such powers and perform such duties as may be assigned by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

SECTION 5. Vice Chairman. Any Vice Chairman elected shall have such duties and authority as may be conferred upon him by the Board or delegated to him by the Chief Executive Officer.

SECTION 6. Chief Financial Officer. The Chief Financial Officer shall have the care, custody, control and handling of the funds and assets of the Bank, and shall render a statement of the assets, liabilities and operations of the Bank to the Board at its regular meetings.

SECTION 7. Treasurer. The Treasurer shall perform such duties as may be assigned to him or her and shall report to the Chief Financial Officer or, in the absence of the Chief Financial Officer, to the President.

SECTION 8. Corporate Secretary. Due notice of all meetings of the shareholder and Directors shall be given by the Corporate Secretary or the person or persons calling such meeting. The Corporate Secretary shall report the proceedings of all meetings in a book of minutes and shall perform all the duties pertaining to his or her office, including authentication of corporate documents, and shall have custody of the Seal of the Bank. Each Assistant Corporate Secretary appointed by the Chief Executive Officer or his or her designee may perform all duties of the Corporate Secretary.

SECTION 9. Bank Officers. Each officer, employee and agent of the Bank shall have the duties and authority conferred upon him or her by the Board of Directors or delegated to him or her by the Chief Executive Officer, or his or her designee.

SECTION 10. Removal of Officers. Any officer may be removed by the Board of Directors with or without cause whenever, in its judgment, the best interests of the Bank will be served thereby. In addition, an officer of the Bank shall cease to be an officer upon ceasing to be an employee of the Bank or its affiliates.

ARTICLE V

STOCK

SECTION 1. Stock Certificates. The shares of stock of the Bank shall be represented by certificates in such form as may be approved by the Board of Directors, which certificates shall be issued to the shareholder of the Bank and shall be signed by the Chairman of the Board, or the President, together with the Corporate Secretary or an Assistant Secretary of the Bank; and which shall be sealed with the seal of the Bank. The described signatures on any certificate may be a facsimile signature if the certificate is countersigned by a transfer agent or registrar other than the Bank itself or an employee of the Bank. No share certificates shall be issued until consideration for the shares represented thereby has been fully paid. If any officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before such certificate is issued, it may be issued by the Bank with the same effect as if he or she was such officer at the date of issue.

SECTION 2. Transfer of Stock. Shares of stock of the Bank shall be transferred on the books of the Bank only upon surrender to the Bank of the certificate or certificates representing the shares to be transferred, accompanied by an assignment in writing of such shares, properly executed by the shareholder of record or his or her duly authorized attorney-in-fact, and after payment of all taxes due upon the transfer. The Bank may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall be marked on its face “Canceled”. The Board of Directors may make such additional rules concerning the issuance, transfer and registration of stock and requirements regarding the establishment of lost, destroyed or wrongfully taken stock certificates (including any requirement of an indemnity bond prior to issuance of any replacement certificate and provision for appointment of a transfer agent and a registrar) as it deems appropriate.

SECTION 3. Registered Shareholder. The Bank may deem and treat the holder of record of any stock as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

SECTION 4. Record Date. For the purpose of determining the shareholder entitled to notice of, or to vote at, any meeting of shareholder or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of the shareholder for any other purpose, the Board of Directors may fix, in advance, a date as the record date for determination of the shareholder.

ARTICLE VI

DEPOSITORIES, SIGNATURES AND SEAL

SECTION 1. Depositories. All funds of the Bank shall be deposited in the name of the Bank in such bank, banks, or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Bank by such person or persons as the Board, its Executive Committee or the Chief Executive Officer may, from time to time, direct.

SECTION 2. Seal. The seal of the Bank shall be in such form as the Board of Directors may, from time to time, direct. Unless otherwise directed by the Board of Directors, the official seal of the Bank shall be as follows:

If the seal is affixed to a document, the signature of the Corporate Secretary or his or her designee shall attest to the seal. The seal and its attestation may be lithographed or otherwise printed on any document and shall have, to the extent permitted by law, the same force and effect as if it has been affixed and attested manually.

SECTION 3. Execution of Instruments. All bills, notes, checks, and other instruments for the payment of money, all agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered, or accepted on behalf of the Bank by the Chairman of the Board, the President, any Vice Chairman, Executive Vice President, Senior Vice President or Vice President, the Secretary or the Treasurer. Any such instrument may also be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Bank in such manner and by such other officers, employees or agents of the Bank as the Board of Directors, Executive Committee or Chief Executive Officer may, from time to time, direct.

ARTICLE VII

INDEMNIFICATION OF OFFICERS, DIRECTORS, AND EMPLOYEES

SECTION 1. Definitions. The following terms are defined, for purposes of this Article, as:

(A) “Bank” includes any domestic or foreign predecessor entity of this Bank in merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(B) “Director” means an individual who is or was a director of the Bank or an individual who, while a director of the Bank, is or was serving at the Bank’s request as director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A Director is considered to be serving an employee benefit plan at the Bank’s request if his or her duties to the Bank also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. Director includes, unless the context requires otherwise, the estate or personal representative of a Director.

(C) “Disinterested Director” means a Director who, at the time of a vote referred to in Section 3(C) or a vote or selection referred to in Section 4(B), 4(C) or 7(A) is not: (I) a party to the proceedings; or (ii) an individual who is a party to a proceeding having a familial, financial, professional, or employment relationship with the Director whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the Director’s judgement when voting on the decision being made.

(D) “Employee” means an individual who is or was an employee of the Bank or an individual who, while an employee of the Bank, is or was serving at the Bank’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. An Employee is considered to be serving an employee benefit plan at the Bank’s request if his or her duties to the Bank also imposes duties on, or otherwise involves services by, him or her to the plan or to participants in or beneficiaries of the plan. Employee includes, unless the context requires otherwise, the estate or personal representative of an Employee.

(E) “Expenses” includes counsel fees.

(F) “Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

(G) “Officer” means an individual who is or was an officer of the Bank, including an assistant officer, or an individual who, while an officer of the Bank, is or was serving at the Bank’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity. An Officer is considered to be serving an employee benefit plan at the Bank’s request if his or her duties to the Bank also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. Officer includes, unless the context requires otherwise, the estate or personal representative of an Officer.

(H) “Official Capacity” means: (i) when used with respect to a director, the office of a director in a corporation; and (ii) when used with respect to an officer, the office in a corporation held by the officer. Official Capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.

(I) “Party” means an individual who was, is, or is threatened to be made, a named defendant or respondent in a proceeding.

(J) “Proceeding” means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.

SECTION 2. Basic Indemnification Arrangement. (A) Except as provided in subsection 2(D) below and, if required by Section 4 below, upon a determination pursuant to Section 4 in the specific case that such indemnification is permissible in the circumstances under this subsection because the individual has met the standard of conduct set forth in this subsection (A), the Bank shall indemnify an individual who is made a party to a proceeding because he or she is or was a Director or Officer against liability incurred by him or her in the proceeding if he or she conducted himself or herself in good faith and, in the case of conduct in his or her official capacity, he or she reasonably believed such conduct was in the best interest of the Bank, or in all other cases, he or she reasonably believed such conduct was at least not opposed to the best interests of the Bank and, in the case of any criminal proceeding, he or she had no reasonable cause to believe the conduct was unlawful.

(B) A person’s conduct with respect to an employee benefit plan for a purpose he or she believes in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 2(A) above.

(C) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the proposed indemnitee did not meet the standard of conduct set forth in subsection 2(A) above.

(D) The Bank shall not indemnify a person under this Article (i) in connection with a proceeding by or in the right of the Bank, except for reasonable expenses incurred in connection with the proceeding if it is determined that such person has met the relevant standard of conduct under this section, or (ii) with respect to conduct for which such person was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his official capacity.

SECTION 3. Advances for Expenses. (A) The Bank may advance funds to pay for or reimburse the reasonable expenses incurred by a Director or Officer who is a party to a proceeding because he or she is a Director or Officer in advance of final disposition of the proceeding if (i) such person furnishes the Bank a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct set forth in subsection 2(A) above or that the proceeding involves conduct for which liability has been eliminated under the Bank’s Articles of Incorporation; and (ii) such person furnishes the Bank a written undertaking meeting the qualifications set forth below in subsection 3(B), executed personally or on his or her behalf, to repay any funds advanced if it is ultimately determined that he or she is not entitled to any indemnification under this Article or otherwise.

(B) The undertaking required by subsection 3(A)(ii) above must be an unlimited general obligation of the Director or Officer but need not be secured and shall be accepted without reference to financial ability to make repayment.

(C) Authorizations under this Section shall be made: (i) by the Board of Directors (a) when there are two or more Disinterested Directors, by a majority vote of all Disinterested Directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more Disinterested Directors appointed by such a vote; or (b) when there are fewer than two Disinterested Directors, by a majority of the Directors present in a meeting in which Directors who do not qualify as Disinterested Directors may participate; or (ii) by the shareholder.

SECTION 4. Authorization of and Determination of Entitlement to Indemnification.

(A) The Bank shall not indemnify a Director or Officer under Section 2 above unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of such person is permissible in the circumstances because he or she has met the relevant standard of conduct set forth in subsection 2(A) above; provided, however, that regardless of the result or absence of any such determination, to the extent that a Director or Officer has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a Director or Officer, the Bank shall indemnify such person against reasonable expenses incurred by him or her in connection therewith.

(B) The determination referred to in subsection 4(A) above shall be made (i) if there are two or more Disinterested Directors, by a majority vote of all the Disinterested Directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more Disinterested Directors appointed by such a vote; (ii) by special legal counsel (1) selected by the Board of Directors or its committee in the manner prescribed in subdivision (i), or (2) if there are fewer than two Disinterested Directors, selected by the Board of Directors (in which selection Directors who do not qualify as Disinterested Directors may participate); or (iii) by the shareholder; but shares owned by or voted under the control of a Director who at the time does not qualify as a Disinterested Director may not be voted on the determination.

(C) Authorization of indemnification or an obligation to indemnify, and evaluation as to reasonableness of expenses of a Director or Officer in the specific case shall be made in the same manner as the determination that indemnification is permissible, as described in subsection 4(B) above, except that if there are fewer than two Disinterested Directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection 4(B)(ii)(2) above to select counsel.

(D) The Board of Directors, a committee thereof, or special legal counsel acting pursuant to subsection (B) above or Section 5 below, shall act expeditiously upon an application for indemnification or advances, and cooperate in the procedural steps required to obtain a judicial determination under Section 5 below.

(E) The Bank may, by a provision in its Articles of Incorporation or Bylaws or in a resolution adopted or a contract approved by its Board of Directors or shareholder, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses consistent with this part. Any such obligatory provision shall be deemed to satisfy the requirements referred to in Section 3(C) or Section 4(C).

SECTION 5. Court-Ordered Indemnification and Advances for Expenses. A Director or Officer who is a party to a proceeding because he or she is a Director or Officer may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall order indemnification or advances for expenses if it determines that: (i) the Director is entitled to indemnification under this part; or (ii) in view of all the relevant circumstances, it is fair and reasonable to indemnify the Director or Officer or to advance expenses to the Director or Officer, even if the Director or Officer has not met the relevant standard of conduct set forth in subsection 2(A) above, failed to comply with Section 3, or was adjudged liable in a proceeding referred to in subsections (i) or (ii) of Section 2(D), but if the Director or Officer was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding, unless the Articles of Incorporation of the Bank or a Bylaw, contract or resolution approved or ratified by the shareholder pursuant to Section 7 below provides otherwise.

If the court determines that the Director or Officer is entitled to indemnification or an advance for expenses, it may also order the Bank to pay the Director’s or Officer’s reasonable expenses to obtain court-ordered indemnification or advance for expenses.

SECTION 6. Indemnification of Officers and Employees. (A) Unless the Bank’s Articles of Incorporation provide otherwise, the Bank shall indemnify and advance expenses under this Article to an employee of the Bank who is not a Director or Officer to the same extent, consistent with public policy, as to a Director or Officer.

(B) The Bank may indemnify and advance expenses under this Article to an officer of the Bank who is a party to a proceeding because he or she is an Officer of the Bank: (i) to the same extent as a Director; and (ii) if he is not a Director, to such further extent as may be provided by the Articles of Incorporation, the Bylaws, a resolution of the Board of Directors, or contract except for liability arising out of conduct that is enumerated in subsections (A)(i) through (A)(iv) of Section 7. The provisions of this Section shall also apply to an Officer who is also a Director if the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an Officer.

SECTION 7. Shareholder Approved Indemnification. (A) If authorized by the Articles of Incorporation or a Bylaw, contract or resolution approved or ratified by shareholder of the Bank,

the Bank may indemnify or obligate itself to indemnify a person made a party to a proceeding, including a proceeding brought by or in the right of the Bank, without regard to the limitations in other sections of this Article, but shares owned or voted under the control of a Director who at the time does not qualify as a Disinterested Director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization. The Bank shall not indemnify a person under this Section 7 for any liability incurred in a proceeding in which the person is adjudged liable to the Bank or is subjected to injunctive relief in favor of the Bank: (i) for any appropriation, in violation of his duties, of any business opportunity of the Bank; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or (iv) for any transaction from which he or she received an improper personal benefit.

(B) Where approved or authorized in the manner described in subsection 7(A) above, the Bank may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if: (i) the proposed indemnitee furnishes the Bank a written affirmation of his good faith belief that his or her conduct does not constitute behavior of the kind described in subsection 7(A)(i)-(iv) above; and (ii) the proposed indemnitee furnishes the Bank a written undertaking, executed personally, or on his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to indemnification.

SECTION 8. Liability Insurance. The Bank may purchase and maintain insurance on behalf of an individual who is a Director, Officer, Employee, or agent of the Bank or who, while a director, officer, employee, or agent of the Bank, is or was serving at the request of the Bank as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the Bank would have power to indemnify him against the same liability under Section 2 or Section 3 above.

SECTION 9. Witness Fees. Nothing in this Article shall limit the Bank’s power to pay or reimburse expenses incurred by a person in connection with his appearance as a witness in a proceeding at a time when he is not a party.

SECTION 10. Report to Shareholders. If the Bank indemnifies or advances expenses to a Director in connection with a proceeding by or in the right of the Bank, the Bank shall report the indemnification or advance, in writing, to the shareholder.

SECTION 11. Severability. In the event that any of the provisions of this Article (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted by law.

SECTION 12. Indemnification Not Exclusive. The rights of indemnification provided in this Article VII shall be in addition to any rights which any such Director, Officer, Employee or other person may otherwise be entitled by contract or as a matter of law.

ARTICLE VIII

AMENDMENTS OF BYLAWS

SECTION 1. Amendments. The Board of Directors shall have the power to alter, amend or repeal the Bylaws or adopt new Bylaws, but any Bylaws adopted by the Board of Directors may be altered, amended or repealed and new Bylaws adopted by the shareholder. Action by the Directors with respect to the Bylaws shall be taken by an affirmative vote of a majority of all of the Directors then elected and serving, unless a greater vote is required by law, the Articles of Incorporation or these Bylaws.

ARTICLE IX

EMERGENCY TRANSFER OF RESPONSIBILITY

SECTION 1. Emergency Defined. In the event of a national emergency threatening national security or a major disaster declared by the President of the United States or the person performing his functions, which directly or severely affects the operations of the Bank, the officers and employees of the Bank will continue to conduct the affairs of the Bank under such guidance from the Directors as may be available except as to matters which by law or regulation require specific approval of the Board of Directors and subject to conformance with any applicable laws, regulations, and governmental directives during the emergency.

SECTION 2. Officers Pro Tempore. The Board of Directors shall have the power, in the absence or disability of any officer, or upon the refusal of any officer to act as a result of said national emergency directly and severely affecting the operations of the Bank, to delegate and prescribe such officer’s powers and duties to any other officer, or to any Director.

In the event of a national emergency or state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Bank by its Directors and officers as contemplated by the Bylaws, any two or more available members or alternate members of the then incumbent Executive Committee shall constitute a quorum of such Committee for the full conduct and management of the Bank in accordance with the provisions of Articles II and III of the Bylaws. If two members or alternate members of the Executive Committee cannot be expeditiously located, then three available Directors shall constitute the Executive Committee for the full conduct and management of the affairs and business of the Bank until the then remaining Board can be convened. These provisions shall be subject to implementation by resolutions of the Board of Directors passed from time to time, and any provisions of the Bylaws (other than this Section) and any resolutions which are contrary to the provisions of this Section or the provisions of any such implementary resolutions shall be suspended until it shall be determined by any such interim Executive Committee acting under this Section that it shall be to the advantage of this Corporation to resume the conduct and management of its affairs and business under all of the other provisions of these Bylaws.

SECTION 3. Officer Succession. If, in the event of a national emergency or disaster which directly and severely affects the operations of the Bank, the Chief Executive Officer cannot be located expeditiously or is unable to assume or to continue normal duties, then the authority and duties of the office shall be automatically assumed, without Board of Directors action, in order of title, and subject only to willingness and ability to serve, by the Chairman of the Board, President, Vice Chairman, Executive Vice President, Senior Vice President, Vice President, Corporate Secretary or their successors in office at the time of the emergency or disaster. Where two or more officers hold equivalent titles and are willing and able to serve, seniority in title controls initial appointment. If, in the same manner, the Corporate Secretary or Treasurer cannot be located or is unable to assume or continue normal duties, the responsibilities attached thereto shall, in like manner as described immediately above, be assumed by any Executive Vice President, Senior Vice President, or Vice President. Any officer assuming authority and position hereunder shall continue to serve until the earlier of his resignation or the elected officer or a more senior officer shall become available to perform the duties of the position of Chief Executive Officer, Corporate Secretary, or Treasurer.

SECTION 4. Certification of Authority. In the event of a national emergency or disaster that directly and severely affects the operations of the Bank, anyone dealing with the Bank shall accept a certification by the Corporate Secretary or any three officers that a specified individual is acting as Chairman of the Board, Chief Executive Officer, President, Corporate Secretary, or Treasurer, in accordance with these Bylaws; and that anyone accepting such certification shall continue to consider it in force until notified in writing of a change, such notice of change to carry the signature of the Corporate Secretary or three officers of the Bank.

SECTION 5. Alternative Locations. In the event of a national emergency or disaster which destroys, demolishes, or renders the Bank’s offices or facilities unserviceable, or which causes, or in the judgment of the Board of Directors or the Executive Committee probably will cause, the occupancy or use thereof to be a clear and imminent hazard to personal safety, the Bank shall temporarily lease or acquire sufficient facilities to carry on its business as may be designated by the Board of Directors. Any temporarily relocated place of business of this Bank shall be returned to its legally authorized location as soon as practicable and such temporary place of business shall then be discontinued.

SECTION 6. Amendments to Article IX. At any meeting called in accordance with Section 2 of this Article IX, the Board of Directors or Executive Committee, as the case may be, may modify, amend or add to the provisions of this Article IX so as to make any provision that may be practical or necessary for the circumstances of the emergency.

Exhibit 5 to Form T-1

(Intentionally Omitted. Not Applicable.)

Exhibit 6 to Form T-1

CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

SunTrust Bank

June 22, 2005	By:	/S/ PATRICIA A. WELLING
Patricia A. Welling
First Vice President

Exhibit 7 to Form T-1

REPORT OF CONDITION

(ATTACHED)

SUNTRUST BANK
Legal Title of Bank

ATLANTA
City

GA	30308
State	Zip Code

FDIC Certificate Number – 00867

Consolidated Report of Condition for Insured Commercial

and State-Chartered Savings Banks for March 31, 2005

All schedules are to be reported in thousands of dollars. Unless otherwise indicated,

report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

	Dollar Amounts in Thousands
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A)
a. Noninterest-bearing balances and currency and coin[1]	RCFD 0081	3,993,970
b. Interest-bearing balances[2]	RCFD 0071	20,192
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)	RCFD 1754	0
b. Available-for-sale securities (from Schedule RC-B, column D)	RCFD 1773	21,024,250
3. Federal funds sold and securities purchased under agreements to resell
a. Federal funds sold in domestic offices	RCON B987	2,177,025
b. Securities purchased under agreements to resell[3]	RCFD B989	3,747,661
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale	RCFD 5369	6,888,845
b. Loans and leases, net of unearned income	RCFD B528	89,951,995
c. LESS: Allowance for loan and lease losses	RCFD 3123	849,668
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	RCFD B529	89,102,327
5. Trading assets (from Schedule RC-D)	RCFD 3545	1,364,169
6. Premises and fixed assets (including capitalized leases)	RCFD 2145	1,431,061
7. Other real estate owned (from Schedule RC-M)	RCFD 2150	14,138
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	RCFD 2130	0
9. Customers’ liability to this bank on acceptances outstanding	RCFD 2155	6,651
10. Intangible assets:
a. Goodwill	RCFD 3163	890,754
b. Other intangible assets (from Schedule RC-M)	RCFD 0426	621,476
11. Other assets (from Schedule RC-F)	RCFD 2160	4,880,553
12. Total assets (sum of items 1 through 11)	RCFD 2170	136,163,072
LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)	RCON 2200	85,962,439
(1) Noninterest-bearing[4]	RCON 6631	9,000,414
(2) Interest-bearing	RCON 6636	76,962,025

SUNTRUST BANK
Legal Title of Bank

ATLANTA
City

GA	30308
State	Zip Code

14. Federal funds purchased and securities sold under agreements to repurchase
a. Federal funds purchased in domestic offices[5]	RCON B993	3,670,035
b. Securities sold under agreements to repurchase[6]	RCFD B995	8,292,077
15. Trading liabilities (from Schedule RC-D)	RCFD 3548	660,992
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCFD 3190	14,134,976
17. Not applicable
18. Bank’s liability on acceptances executed and outstanding	RCFD 2920	6,651
19. Subordinated notes and debentures[7]	RCFD 3200	2,849,494
20. Other liabilities (from Schedule RC-G)	RCFD 2930	2,889,660
21. Total liabilities (sum of items 13 through 20)	RCFD 2948	125,285,411
22. Minority interest in consolidated subsidiaries	RCFD 3000	470,788
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus	RCFD 3838	0
24. Common stock	RCFD 3230	21,600
25. Surplus (exclude all surplus related to preferred stock)	RCFD 3839	3,745,215
26. a. Retained earnings	RCFD 3632	6,095,959
b. Accumulated other comprehensive income[8]	RCFD B530	544,099
27. Other equity capital components[9]	RCFD A130	0
28. Total equity capital (sum of items 23 through 27)	RCFD 3210	10,406,873
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	RCFD 3300	136,163,072

Memorandum

To be reported with the March Report of Condition.

Number
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2004	RCFD 6724	2

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

2 =	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)	6 =	Review of the bank’s financial statements by external auditors

3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm	7 =	Compilation of the bank’s financial statements by external auditors

4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)	8 =	Other audit procedures (excluding tax preparation work)
		9 =	No external audit work

SUNTRUST BANK
Legal Title of Bank

ATLANTA
City

GA	30308
State	Zip Code

Includes cash items in process of collection and unposted debits.

Includes time certificates of deposit not held for trading.

Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

Includes total demand deposits and noninterest-bearing time and savings deposits.

Report overnight Ferderal Home Loan Bank advances in Schedule RC, item 16,”Other borrowed money.”

Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

Includes limited-life preferred stock and related surplus.

Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Exhibit 8 to Form T-1

(Intentionally Omitted. Not Applicable.)

Exhibit 9 to Form T-1

(Intentionally Omitted. Not Applicable.)